U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                          FORM 8-K


                                        CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): August 19, 2005

                              5G WIRELESS COMMUNICATIONS, INC.
                     (Exact Name of Company as Specified in Its Charter)

          Nevada                  0-30448                   20-0420885
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
         of Incorporation)                                Identification No.)

               4136 Del Rey Avenue, Marina Del Rey, California     90292
                  (Address of Principal Executive Offices)       (Zip Code)

         Company's telephone number, including area code:  (310) 448-8022



            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-
            4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On August 19, 2005, the Company hired Lawrence C. Early as its chief financial officer and principal accounting officer. Mr. Early joined the Company from uWink, Inc. (OTCBB:UWNK), an entertainment software developer where he served as the chief financial officer from May 2004 until joining the Company. Mr. Early was employed as chief financial officer and controller of Accesspoint Corporation (OTCBB:
ASAP), an ecommerce software developer, from August 2002 to October 2003. Prior to this position, he was regional controller for the Southwest operations of Westsun America, Inc. from 2001 to August 2002. From 1999-2001, Mr. Early was the chief financial officer and principal accounting officer, of eSat, Inc., a software developer specializing in providing Internet connectivity via satellite in large distributed system environments. Mr. Early holds a masters of business administration degree (international finance) from the American Graduate School of International Management, and a bachelor of arts degree (finance) from California State University, Fresno.
Mr. Early is a member of the Institute of Managerial Accountants and the American Institute of Certified Public Accountants. Mr. Early does not have an employment agreement with the Company.


                                      SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: August 24, 2005                 By: /s/ Jerry Dix
                                       Jerry Dix
                                       Chief Executive Officer